UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2006
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 8.01.      Other Events.
          On September 19, 2006, we announced that our operating partnership subsidiary, BioMed Realty, L.P., commenced a private placement to qualified institutional buyers of $150 million (or $175 million if the initial purchasers’ over-allotment option is exercised in full) in aggregate principal amount of its exchangeable senior notes due 2026 to be issued pursuant to Rule 144A under the Securities Act of 1933, as amended. For additional information concerning this private placement, refer to Exhibit 99.1 contained in this Current Report on Form 8-K.
Item 9.01.      Financial Statements and Exhibits.
(d)      Exhibits

Exhibit No.	Description
99.1	Press release dated September 19, 2006 regarding the private placement of exchangeable senior notes due 2026.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2006	BIOMED REALTY TRUST, INC.
	By:	/s/ KENT GRIFFIN
		Name:	Kent Griffin
		Title:	Chief Financial Officer